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                                                                    EXHIBIT 99.5

                         PATRIOT NATIONAL BANCORP, INC.

                  NOMINEE HOLDER OVERSUBSCRIPTION CERTIFICATION

         The undersigned, a bank, broker or other nominee holder of Rights ("Rights") to purchase shares of Common Stock, $2.00 par value per share ("Common Stock"), of Patriot National Bancorp, Inc. (the "Company") pursuant to the Rights offering (the "Offering") described and provided for in the Company's Prospectus dated _______, 2005 (the "Prospectus"), hereby certifies to the Company and to Registrar and Transfer Company, as Subscription Agent for such Offering, that for each numbered line filled in below the undersigned has exercised, on behalf of the beneficial owner thereof (which may be the undersigned), the number of Rights specified on such line pursuant to the Basic Subscription Right (as defined in the Prospectus) and such beneficial owner wishes to subscribe for the purchase of additional shares of Common Stock pursuant to the Oversubscription Privilege (as defined in the Prospectus), in the amount set forth in the second column of such line:

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
NUMBER OF RIGHTS EXERCISED                NUMBER OF SHARES SUBSCRIBED FOR
PURSUANT TO BASIC SUBSCRIPTION RIGHT      PURSUANT TO OVERSUBSCRIPTION PRIVILEGE
--------------------------------------    --------------------------------------
1. ___________________________________    _________________________________________________

2. ___________________________________    _________________________________________________

3. ___________________________________    _________________________________________________

4. ___________________________________    _________________________________________________

5. ___________________________________    _________________________________________________

6. ___________________________________    _________________________________________________

7. ___________________________________    _________________________________________________

8. ___________________________________    _________________________________________________

9. ___________________________________    _________________________________________________

10. __________________________________    _________________________________________________

                                          Provide the following information, if applicable:

_______________________________           _____________________________________
Name of Nominee Holder                    Depository Trust Company ("DTC")
                                          Participant Number
By
  -----------------------------           -------------------------------------------------
         Name:                            DTC Basic Subscription
         Title:                           Confirmation number(s)

Dated:________________________, 2005
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